                                                                      EXHIBIT 21

                       NATIONAL SERVICE INDUSTRIES, INC.

                              LIST OF SUBSIDIARIES

                                                                                       STATE OR OTHER
                                                                                        JURISDICTION
                                                                                     OF INCORPORATION OR
SUBSIDIARY OR AFFILIATE                                       PRINCIPAL LOCATION        ORGANIZATION
-----------------------                                       ------------------     -------------------
National Service Industries, Inc. ..........................  Atlanta, Georgia       California
(fka NSI Enterprises, Inc.)

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